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                                POWER OF ATTORNEY

The following persons appearing below hereby appointed Stephen M. Morain as his or her attorney-in-fact to sign and file on his or her behalf individually and in the capacity stated below such registration statements (including post-effective amendments, exhibits, applications and other documents) with the Securities and Exchange Commission or any other regulatory authority as may be desirable or necessary in connection with the public offering of Individual Flexible Premium Deferred Variable Annuity Contracts and Flexible Premium Variable Life Insurance Policies issued by Farm Bureau Life Insurance Company.


INDIVIDUAL                           TITLE                DATE OF APPOINTMENT
Eric K. Aasmundstad                 Director                   3/31/2000
Stanley Ahlerich                    Director                   4/10/2001
Kenneth R. Ashby                    Director                   3/29/2001
Al Christopherson                   Director                   3/19/2001
Kenny J. Evans                      Director                   3/26/2001
Alan L. Foutz                       Director                   3/19/2001
Karen J. Henry                      Director                   3/20/2001
Craig D. Hill                       Director                   3/23/2001
Daniel L. Johnson                   Director                   3/18/2001
Richard G. Kjerstad                 Director                   3/20/2001
G. Steven Kouplen                   Director                   3/20/2001
Craig A. Lang                       Director                   3/30/2000
Lindsey D. Larson                   Director                   3/16/2001
David L. McClure                    Director                   4/02/2001
Bryce P. Neidig                     Director                   3/20/2001
Howard D. Poulson                   Director                   3/19/2001
Frank S. Priestley                  Director                   3/21/2001
Sally A. Puttmann                   Director                   3/18/2001
John J. Van Sweden                  Director                   3/20/2001
Edward M. Wiederstein               Director                   3/26/2001